UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [July 25, 2019]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 25, 2019, the Board of Directors of the Company appointed Zack Fonseca age 47, as a director of the Company until the next regular meeting of shareholders or until her successor is elected and qualified.

BIOGRAPHY: A Philadelphia native, over his career Zack began in the renewable energy industry as a designer and developer for utility and commercial scale solar installations. His background encompasses senior project management for a real-estate development firm, fifteen years in lending space first in commercial real-estate and business brokering. The past nine plus years he has focused exclusively on the commercial solar lending space as COO funding over 100 million projects as an underwriter and construction budget manager. As a self-taught web designer, he created the custom submission and approval systems for renewable energy financing estimates also having coded and structured the lending program campaign currently servicing 50 plus world class EPC contractors.

Zack’s skill-sets include: managing teams up to 45, authoring New Employee Development & Training Programs, Web Design, Business plan strategy development, Marketing & Advertising, demographic analysis, B2B and direct sales, Project Construction Estimating, Office management; logistics, scheduling, financial accountability, taxation & payroll, MS Office Suites, as well as outstanding customer service.

Item 9.01 Financial Statements and Exhibits

Item	Description

4.04	Board Meeting minutes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: July 25, 2019